United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$707,490
Unrealized Gain (Loss) on Market Value of Futures	3,815,540
Dividend Income	374
Interest Income	642
ETF Transaction Fees	1,750
Total Income (Loss)	$4,525,796

Expenses
General Partner Management Fees	$28,933
Brokerage Commissions	1,097
NYMEX License Fee	578
Non-interested Directors' Fees and Expenses	442
Prepaid Insurance Expense	301
Other Expenses	10,602
Total Expenses	41,953
Expense Waiver	(4,832)
Net Expenses	$37,121
Net Income (Loss)	$4,488,675

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$45,444,471
Withdrawals (350,000 Units)	(6,551,036)
Net Income (Loss)	4,488,675

Net Asset Value End of Month	$43,382,110
Net Asset Value Per Unit (2,250,000 Units)	$19.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612